As filed with the U.S. Securities and Exchange Commission on February 3, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	26-1828101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul F. Hickey

President and Chief Executive Officer

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brett Hanson	Barry I. Grossman
Emily Humbert	Sarah Williams
Fox Rothschild LLP	Matthew Bernstein
33 South Sixth Street, Suite 3600	Ellenoff Grossman & Schole LLP
Minneapolis, Minnesota 55402	1345 Avenue of the Americas
(612) 607-7000	New York, New York 10105
(212) 370-1300 (telephone number)
(212) 370-7889 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-269207

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by ReShape Lifesciences Inc. (the “Company”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $4,995,026 in additional (i) shares of the Company’s common stock, par value $0.001 per share (the “common stock”), (ii) pre-funded warrants to purchase shares of the Company’s common stock, (iii) warrants to purchase shares of the Company’s common stock (together with the pre-funded warrants, the “warrants”) and (iv) shares of common stock issuable upon exercise of the warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-269207), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 3, 2023, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit	Description
5.1*	Opinion of Fox Rothschild LLP as to the validity of the securities being registered.

23.1*	Consent of Fox Rothschild LLP relating to opinion as to validity of the securities being registered (included in Exhibit 5.1 hereto).

23.2*	Consent of BDO USA LLP.

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement).

107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on February 3, 2023.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
	Name:	Paul F. Hickey
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul F. Hickey	President and Chief Executive Officer and	February 3, 2023
Paul F. Hickey	Director (Principal Executive Officer)

/s/ Thomas Stankovich	Chief Financial Officer	February 3, 2023
Thomas Stankovich	(Principal Financial Officer and Principal Accounting Officer)

*
Dan W. Gladney	Director	February 3, 2023

*
Gary D. Blackford	Director	February 3, 2023

*
Lori C. McDougal	Director	February 3, 2023

*
Arda M. Minocherhomjee, Ph.D.	Director	February 3, 2023

*	By Paul F. Hickey as attorney-in-fact

/s/ Paul F. Hickey
Paul F. Hickey